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                                  Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

PAINCARE HOLDINGS, INC. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE ASSOCIATED PHYSICIANS GROUP

     Fully Integrated Pain Management Group Practice, Serving the St. Louis Metro-East Area, Is Expected To Contribute Over $1.1 Million In EBITDA To PainCare Annually

     ORLANDO, Fla., April 28 /PRNewswire-FirstCall/ -- PainCare Holdings, Inc. (OTC Bulletin Board: PANC - News) today announced that the Company has signed a definitive agreement with Associated Physicians Group (APG), a fully integrated pain management group practice serving the St. Louis Metro-East market. The terms of the transaction provide for PainCare to acquire the assets of the group practice and execute a management agreement to provide ongoing supervisory administration of the practice. Closing of the transaction is subject to finalization of certain healthcare-related issues.

     APG operates a fully integrated pain treatment group practice with offices located in O'Fallon, Freeburg and Glen Carbon, Illinois. With a medical staff comprised of healthcare professionals from many different disciplines, APG combines the best of pain medicine with advanced physical rehabilitation treatments. Pursuant to the terms of the management agreement, PainCare will be paid a monthly management fee which is expected to generate annual earnings to PainCare exceeding $1.1 million.

     John Vick, President of APG, stated, "We believe that by combining our resources with PainCare, APG is ideally positioned to capitalize on our established market presence to dramatically grow our group practice and deliver unprecedented medical care to our valued patients."

     Randy Lubinsky, Chief Executive Officer of PainCare, added, "PainCare's ambitious growth initiatives and vision for the future of fully integrated pain management health care services have created an environment where opportunities, such as APG, are routinely presenting themselves. Not only does APG represent a significantly profitable venture for PainCare, it delivers a vital and growing geographic market to our growing pain management network and enhances our roster of world class physicians and healthcare professionals on our team."

     About PainCare Holdings, Inc.
     Founded in Orlando, Florida in 2000, PainCare specializes in the cost-effective delivery of high-tech pain relief through Minimally Invasive Surgery, Pain Management technologies and Orthopedic Rehabilitation.

     Through strategic acquisitions and management service agreements, the Company is establishing a network of orthopedic rehabilitation, spine surgery and pain management centers across North

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     America to serve the pain care market. Currently, PainCare owns and operates: Advanced Orthopaedics of South Florida, Inc., located in Lake Worth, Florida, that specializes in minimally invasive spine surgery; Rothbart Pain Management Clinic, Inc., one of the largest providers of pain management services in Canada; Spine One, P.C., a pain management practice specializing in minimally invasive spine procedures; and Pain & Rehabilitation Network, Inc., dba "The Pain Center," an established pain management practice serving the Greater Jacksonville area in Florida, and led by Andrea M. Trescot, M.D., considered one of the leading pain management physicians in the country.

     In addition, PainCare operates a turnkey orthopedic rehabilitation program, marketed as MedX-Direct, utilizing joint venture partner MedX' patented, proprietary, rehabilitation equipment to provide selected healthcare providers with an enhanced revenue stream into their practices. The Company currently operates ten MedX-Direct orthopedic rehabilitation centers and has eight additional contracted sites under deployment.

     This press release may contain forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated including the following: insufficient capital to expand business; market acceptance of new products and services; management's ability to effectively launch new products in a timely and cost efficient manner; governmental regulation and legal uncertainties; ability to manage growth and to respond to rapid technological change; competitive pressures; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired, may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; general economic or business conditions; and any changes in the securities market. For a detailed description of these and other cautionary factors that may affect PainCare's future results, please refer to PainCare's filings with the Securities Exchange Commission, especially in the "Factors Affecting Operating Results and Market Price of Securities" included in the Company's most recent filings filed with the Securities Exchange Commission.

                                  AT PAINCARE,
          Stephanie Noiseux, Elite Financial Communications Group, LLC
                   407-585-1080 or via email at steph@efcg.net